Execution version Dated ____ March 2023 AMENDMENT NO. 1 TO TERM LOAN FACILITY EURONAV NV as Borrower and THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Lenders THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as Swap Banks NORDEA BANK ABP, FILIAL I NORGE, BNP PARIBAS FORTIS SA/NV, ING BANK, a branch of ING-DIBA AG, KBC BANK NV and STANDARD CHARTERED BANK as Mandated Lead Arrangers NORDEA BANK ABP, FILIAL I NORGE as Bookrunner and Co-ordinator NORDEA BANK ABP, FILIAL I NORGE as Sustainability Agent and NORDEA BANK ABP, FILIAL I NORGE as Agent and Security Trustee SUPPLEMENTAL AGREEMENT relating to a loan agreement dated 6 December 2022 in respect of facilities of up to, initially, $377,000,000 (which may be increased by up to $70,000,000) comprising a revolving credit facility of up to $307,000,000, a newbuild term loan facility of up to $70,000,000 and an upsize term loan facility of, initially, $0 (which may be increased to up to $70,000,000) 17

Index Clause Page 1 Definitions and Interpretation .................................................................................................... 2 2 Conditions Precedent .................................................................................................................. 3 3 Representations .......................................................................................................................... 3 4 Increase of Upsize Commitments ............................................................................................... 3 5 Amendments to Loan Agreement and Other Finance Documents ............................................. 4 6 Further Assurance ....................................................................................................................... 6 7 Costs and Expenses ..................................................................................................................... 6 8 Notices ......................................................................................................................................... 6 9 Counterparts ............................................................................................................................... 6 10 Governing Law ............................................................................................................................. 7 11 Enforcement ................................................................................................................................ 7 Schedules Schedule 1 The Lenders and Swap Banks ................................................................................................. 8 Schedule 2 Conditions Precedent ............................................................................................................ 9 Execution Execution Pages ......................................................................................................................................11

Execution version EUROPE/72748554v4 THIS AGREEMENT is made on ____ March 2023 PARTIES (1) EURONAV NV, as Borrower (2) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders and Swap Banks), as lenders (the "Lenders") (3) THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 (The Lenders and Swap Banks), as swap banks (the "Swap Banks") (4) NORDEA BANK ABP, FILIAL I NORGE, BNP PARIBAS FORTIS SA/NV, ING BANK, a branch of ING-DIBA AG, KBC BANK NV and STANDARD CHARTERED BANK as mandated lead arrangers (the "Mandated Lead Arrangers") (5) NORDEA BANK ABP, FILIAL I NORGE, as bookrunner (the "Bookrunner") (6) NORDEA BANK ABP, FILIAL I NORGE, as co-ordinator (the "Co-ordinator") (7) NORDEA BANK ABP, FILIAL I NORGE, as sustainability agent (the "Sustainability Agent") (8) NORDEA BANK ABP, FILIAL I NORGE, as agent (the "Agent") (9) NORDEA BANK ABP, FILIAL I NORGE, as security trustee (the "Security Trustee") BACKGROUND (A) By the Loan Agreement, the Lenders agreed to make available to the Borrower a facility of initially up to $377,000,000 comprising the Revolving Facility of up to $307,000,000, the Newbuild Loan of up to $70,000,000 and the Upsize Loan of, initially, $0 (which the Loan Agreement contemplates may be increased to up to $70,000,000). (B) By a letter dated 15 December 2022 from the Agent, the Agent on behalf of the Lenders and the Security Trustee and agreed by the Borrower, the Total Revolving Commitments were cancelled in the amount of $18,724,269.38. Following such cancellation, the Total Revolving Commitments were (and, as at the date of this Agreement are) $288,275,730.62. (C) The Parties have agreed to amend the Loan Agreement as set out in this Agreement in order to record the terms and conditions on which the Lenders have agreed to increase the Commitments in respect of the Upsize Loan to $70,000,000 as contemplated by clause 3 (Increase of Upsize Commitments) of the Loan Agreement. Subject to the occurrence of such increase, the amount of the facility will be $428,275,730.62 comprising the Revolving Facility of up to $288,275,730.62, the Newbuild Loan of up to $70,000,000 and the Upsize Loan of $70,000,000. 17

2 EUROPE/72748554v4 OPERATIVE PROVISIONS 1 DEFINITIONS AND INTERPRETATION 1.1 Definitions In this Agreement: "Amended Loan Agreement" means the Loan Agreement as amended and supplemented by this Agreement. "Default" means an Event of Default or a Potential Event of Default. "Effective Date" means the date on which the Agent notifies the Borrower and the other Creditor Parties as to the satisfaction of the conditions precedent as provided in paragraph (b) of Clause 2 (Conditions Precedent). "Loan Agreement" means the loan agreement dated 6 December 2022 and made between, amongst others, (i) the Borrower as borrower, (ii) Lenders, (iii) the Swap Banks, (iv) the Mandated Lead Arrangers, (v) Bookrunner, (vi) the Co-ordinator, (vii) the Sustainability Agent, (viii) the Agent and (ix) the Security Trustee. "Mortgage Addendum" means: (a) in respect of each of STATIA, CAP LARA, CAP VICTOR, DERIUS and DALIS, an addendum to the Liberian ship mortgage on that Ship; and (b) in respect of ILMA, INGRID and IRIS, an addendum to the Belgian ship mortgage on those Ships; and (c) in respect of CASSIUS, an addendum to the Belgian ship mortgage on that Ship, in each case, in the agreed form. "Party" means a party to this Agreement. 1.2 Defined expressions Defined expressions in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement. 1.3 Application of construction and interpretation provisions of Loan Agreement Clause 1.2 (Construction of certain terms) to Clause 1.6 (Headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications. 1.4 Designation as a Finance Document The Borrower and the Agent designate this Agreement as a Finance Document.

3 EUROPE/72748554v4 1.5 Third party rights (a) Unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement. (b) The consent of any person who is not a Party is not required to rescind or vary this Agreement at any time. 2 CONDITIONS PRECEDENT (a) The Effective Date cannot occur unless the Agent has received (or on the instructions of all the Lenders, waived receipt of) all of the documents and other evidence listed in Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent on or before 15 April 2023 or such later date as the Agent may agree with the Borrower. (b) The Agent shall notify the Borrower and the other Creditor Parties promptly upon being satisfied as to the satisfaction of the conditions precedent referred to in paragraph (a) above. (c) Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Creditor Parties authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification. 3 REPRESENTATIONS 3.1 Loan Agreement representations The Borrower makes the representations and warranties set out in clause 11 (representations and warranties) of the Loan Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date. 3.2 Finance Document representations The Borrower makes the representations and warranties set out in the Finance Documents (other than the Loan Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Mortgage Addenda, by reference to the circumstances then existing on the date of this Agreement and on the Effective Date. 4 INCREASE OF UPSIZE COMMITMENTS 4.1 Increase of Upsize Commitments (a) With effect on and from the Effective Date and subject to the countersignature by the Agent of the Increase Notice referred to in Schedule 2 (Conditions precedent), the Upsize Commitments shall be increased in accordance with paragraph (c) of clause 3.5 (Increase of Upsize Commitments) of the Loan Agreement. (b) Subject to the occurrence of the Effective Date, the Parties waive:

4 EUROPE/72748554v4 (i) the requirement set out in paragraph (a) of clause 3.2 (Delivery of Increase Notice) of the Loan Agreement that the Increase Notice be delivered not later than 30 days prior to the proposed Increase Date specified in that Increase Notice; and (ii) the requirement set out in paragraph (c) of clause 3.2 (Delivery of Increase Notice) of the Loan Agreement that the Increase Date may not occur after 20 January 2023. 4.2 Drawdown Notice in respect of Upsize Commitments (a) The Borrower may request that the Advance of the Upsize Loan be made by ensuring that the Agent receives a completed Drawdown Notice not later than 11.00 a.m. (London time) 3 Business Days prior to the intended Drawdown Date and otherwise in accordance with the Loan Agreement notwithstanding that the Effective Date may not have occurred at the time that such Drawdown Notice is submitted (and, for the avoidance of doubt, the indemnities in clause 22.1 (Indemnities regarding borrowing and repayment of the Loan) shall apply). (b) Notwithstanding paragraph (a), the Lenders shall not have any obligation to make their Contributions in respect of the Upsize Commitments available until the Effective Date has occurred and the Commitments have been increased in accordance with paragraph (c) of clause 3.5 (Increase of Upsize Commitments) of the Loan Agreement and Clause 4.1 (Increase of Upsize Commitments). 5 AMENDMENTS TO LOAN AGREEMENT AND OTHER FINANCE DOCUMENTS 5.1 Specific amendments to the Loan Agreement With effect on and from the Effective Date the Loan Agreement shall be, and shall be deemed by this Agreement to be, amended as follows: (a) by deleting paragraph (c) of the definition of "Availability Period" in clause 1.1 (Definitions) and by replacing it with the following new paragraph (c): "(c) in respect of the Upsize Loan, on the earliest of: (i) 15 April 2023; and (ii) the date after the Increase Date on which the Upsize Commitment is fully cancelled or terminated;" (b) by inserting a definition of "First Supplemental Agreement" in alphabetical order in clause 1.1 (Definitions) as follows: ""First Supplemental Agreement" means the supplemental agreement dated ____ March 2023 and made between the parties to this Agreement in connection with the increase of the Upsize Commitments pursuant to Clause 3 (Increase of Upsize Commitments)." (c) by deleting the definition of "Total Upsize Commitments" in clause 1.1 (Definitions) and by replacing it with the following new definition: ""Total Upsize Commitments" means the aggregate of the Upsize Commitments, being $0 at the date of this Agreement, but which has subsequently been increased to up to $70,000,000 in accordance with Clause Error! Reference source not found. (Increase of Upsize Commitments)."; 17

5 EUROPE/72748554v4 (d) by deleting paragraph (c) of clause 2.1 (Amount of facility) and by replacing it with the following new paragraph (c): "(c) an upsize term loan facility in an aggregate amount of, initially $0, but which has subsequently been increased to an amount not exceeding the lower of (i) $70,000,000 and (ii) the Total Upsize Commitments in accordance with Clause 3 (Increase of Upsize Commitments)."; and (e) by deleting paragraph (b) of clause 21.1 (Fees) and by replacing it with the following new paragraph (b): "(b) (i) quarterly in arrears on each 31 March, 30 June, 30 September and 31 December and on the first Drawdown Date (or, if earlier, the date on which this Agreement is terminated) during the period from the date of this Agreement to the last day of the Availability Period (or, if earlier, the date on which this Agreement is terminated), for the account of the Lenders, a commitment fee at the rate of 35 per cent. of the Margin per annum on the Total Available Commitments (excluding the Upsize Commitment), for distribution among the Lenders pro rata to their parts of the Total Available Commitments (excluding the Upsize Commitment); (ii) on the earliest of (x) the Drawdown Date in respect of the Upsize Loan, (y) the last day of the Availability Period in respect of the Upsize Commitments and (z) the date on which this Agreement is terminated and during the period from the date of the First Supplemental Agreement to the earliest of (x) the Drawdown Date in respect of the Upsize Loan, (y) the last day of the Availability Period in respect of the Upsize Commitments and (z) the date on which this Agreement is terminated, for the account of the Lenders, a commitment fee at the rate of 35 per cent. of the Margin per annum on the Upsize Commitment, for distribution among the Lenders pro rata to their parts of the Upsize Commitment (and for the purposes of this paragraph only, the Upsize Commitment shall be deemed to have been $70,000,000 from the date of the First Supplemental Agreement notwithstanding that the Increase Date may have occurred later), and, in each case, no such commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment or Upsize Commitment of the Lender for any day on which that Lender is a Defaulting Lender; and". 5.2 Borrower Confirmation On the Effective Date, the Borrower: (a) confirms its acceptance of the amendments effected by this Agreement; (b) agrees that it is bound as the Borrower (as defined in the Amended Loan Agreement); and (c) confirms that the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement.

6 EUROPE/72748554v4 5.3 Security confirmation On the Effective Date, the Borrower confirms that: (a) any Security Interests created by it under the Finance Documents extend to the obligations of the Borrower under the Finance Documents as amended and supplemented by this Agreement; (b) the obligations of the Borrower under the Amended Loan Agreement are included in the Secured Liabilities (as defined in the Finance Documents to which it is a party); and (c) the Security Interests created under the Finance Documents continue in full force and effect on the terms of the respective Finance Documents. 5.4 Finance Documents to remain in full force and effect The Finance Documents shall remain in full force and effect and, from the Effective Date: (a) in the case of the Loan Agreement as amended and supplemented pursuant to Clause 5.1 (Specific amendments to the Loan Agreement); (b) the Loan Agreement and the applicable provisions of this Agreement will be read and construed as one document; and (c) except to the extent expressly waived by the amendments effected by this Agreement, no waiver is given by this Agreement and the Lenders expressly reserve all their rights and remedies in respect of any breach of or other Default under the Finance Documents. 6 FURTHER ASSURANCE Clause 10 (further assurances) of each General Assignment, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications. 7 COSTS AND EXPENSES Clause 21.3 (Costs of variations, amendments, enforcement etc.) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications. 8 NOTICES Clause 36 (notices) of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if it were expressly incorporated in it with any necessary modifications. 9 COUNTERPARTS This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7 EUROPE/72748554v4 10 GOVERNING LAW This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law. 11 ENFORCEMENT Clause 38.2 (Exclusive English jurisdiction) to clause 38.6 (Meaning of "proceedings") of the Loan Agreement, as amended and supplemented by this Agreement, applies to this Agreement as if they were expressly incorporated in it with any necessary modifications. This Agreement has been entered into on the date stated at the beginning of this Agreement.

**SCHEDULE 1**

**THE LENDERS AND SWAP BANKS**

**THE LENDERS**

| **Lender** | **Lending Office** |
|---|---|
| **BNP Paribas Fortis SA/NV** | Montagne du Parc 3 – 1000 Brussels, Belgium |
| **ING Bank, a branch of ING-DiBa AG** | Hamburger Allee 1, 60486 Frankfurt am Main, Germany |
| **KBC Bank NV** | Delacenseriestraat 1, 2018 Antwerp, BELGIUM |
| **Nordea Bank Abp, filial i Norge** | Essendropsgate 7<br>0368 Oslo<br>Norway |
| **Standard Chartered Bank** | 6th Floor 1 Basinghall Avenue, London, EC2V 5DD |

**THE SWAP BANKS**

| **Swap Bank** | **Booking Office** |
|---|---|
| BNP Paribas Fortis SA/NV | Montagne du Parc 3, 1KL1A, 1000 Brussels, Belgium |
| Nordea Bank Abp | c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland<br>7288 Derivatives Services<br>PO box 850<br>DK-0900 Copenhagen K, Denmark |
| ING Bank NV | Foppingadreef 7<br>P.O. Box 1800<br>NL-1000 BV<br>Amsterdam<br>The Netherlands |
| KBC Bank NV | Havenlaan 2<br>B-1080 Brussels<br>Belgium |
| Standard Chartered Bank | 1 Basinghall Avenue, London, EC2V 5DD, UK |

8

EUROPE/72748554v4

9 EUROPE/72748554v4 SCHEDULE 2 CONDITIONS PRECEDENT 1 Borrower Documents of the kind specified in schedule 4 (Condition precedent documents), part A, paragraphs 2, 3 and 4 of the Loan Agreement. 2 Upsize Notice A duly completed Increase Notice duly executed by the Borrower and each of the Increase Lenders: 2.1 specifying Increase Commitments in the amount of $70,000,000; and 2.2 with each of the Lenders a party as an Increase Lender with Increase Commitments pro rata to their Commitments. 3 Security A duly executed original of each Mortgage Addendum together with documentary evidence that each Mortgage Addendum has been duly registered or recorded (as applicable) as a valid addendum to the corresponding Mortgage in accordance with the laws of the jurisdiction of the relevant Approved Flag. 4 Legal opinions Legal opinions of the legal advisers to the Agent and the Security Trustee on the laws of the Republic of Liberia and Belgium. 5 Other documents and evidence 5.1 A certificate signed by two directors of the Borrower confirming that as at the proposed Effective Date and the date of this Agreement: (a) no Default has occurred and is continuing or is reasonably likely to result from the occurrence of the Effective Date; (b) no change of control has occurred; and (c) no event described in paragraphs (a), (b), (f) or (g) of clause 9.10 (mandatory prepayment and cancellation on sale, Total Loss, termination of Shipbuilding Contract or occurrence of Retirement Date) of the Loan Agreement has occurred. 5.2 Evidence that any process agent referred to in Clause 38.4 (Process agent) of the Loan Agreement, as incorporated in this Agreement by Clause 11 (Enforcement), has accepted its appointment. 5.3 A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by this

10 EUROPE/72748554v4 Agreement, the Mortgage Addenda or for the validity and enforceability of any Finance Document as amended and supplemented by this Agreement or by any Mortgage Addendum. 5.4 Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 7 (Costs and Expenses) and any Fee Letter have been paid or will be paid by the Increase Date.

EXECUTION PAGES دلآ١د Jan SchneidereitBORROWER )SIGNED by ) for and on behalf of EURONAV NV in the presence of: ) /?n \N,MS0'H¥ARl ISAppold Street L٠ondon EC2A 2HS Unjied Kingdom ) EY ^WiLLiAWb■ LLP IENDERS )SIGNED by ) for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: ) ) )SIGNED by ) )for and on behalf of BNP PARIBAS FORTIS SA/NV In the presence of: ) )SIGNED by ) )for and on behalf of ING BANK, a branch of ING-DIBA AG in the presence of: )SIGNED by )for and on behalf of KBC BANK NV in the presence of: ) ) EUROPE/72748554v411

EXECUTION PAGES BORROWER )SIGNED by ) forandoti behalf of EURONAVNV in the presence of: LENDERS James Wickham Attorney-it-Fact SIGNED by l·'/٠ WILLIAMS LLP اً؛٨جة ؤأىة٢يقاً|0ئي ثة!اث؟ج ه London Ε02.Α 2ΗΒ Kingdom ٧أ٦ةى؛أ for and on behalf of NORDEA BANK ABP, FILIAL I NORGE In the presence of: ) James Wickham Attorney-ifi-Fact )SIGNED by ) forand on behalf of(ج BNP PARIBAS FORTIS SA/NV In the presence of: j μ iSfcM ) HAily §ΰΚχνί WATSON FARLEY ه WILLIAMS ا 15Appo!tí Street London EC2Ä SHS United Kingdom )SIGNED by James Wickham Attomey-imFact ) )forandonbefialfof ING BANK, a branch of ING-DIBA AG in tfie presence of: c؛H'u /( Im Bu١vr،>K) WATSON FARLEY & WiLLiAMS Li ISAppoid Street London E؛C2A 2ΗΒ United Kingdom ^^esWickham Attomey-in-Fac )SIGNED by forand on behalf of KBC BANK NV in the presence of: : Vi صه٠ك IIQH FARLEY ه WiLLiAMS LL Ifsid Street London EC2A SHB United ،Kingdom EUROPE/72748554V411

SIGNED by GAURAV MOOLWANEY for and on behalf of STANDARD CHARTERED BANK in the presence of: BARBARA OMONDI i2— SWAP BANKS SIGNED by for and on behalf of BNP PARIBAS FORTIS SA/NV in the presence of: SIGNED by for and on behalf of NORDEA BANK ABP in the presence of: SIGNED by for and on behalf of ING BANK NV in the presence of: SIGNED by for and on behalf of KBCBANKNV in the presence of: SIGNED by GAURAVMOOLWANEY ) for and on behalf of STANDARD CHARTERED BANK in the presence of: BARBARA OMONDI 12 EUROPE/72748554v4

)SIGNED by ) )for and on behalf of STANDARD CHARTERED BANK in the presence of: ) SWAP BANKS James Wickham Attomey-in-Fact)SIGNED by ) for and on behalf of BNP PARIBAS FORTIS SA/NV in the presence of: EuRTPä/ WATSON FARLEY & WILLIAMS LLF 15 Appo Id Street London EC2A 2HB United Kingdom James Wickham Atiörney-in-Fact )SIGNED by ff ؟tJop HAKfcY WATSON FARLEY & WILLIAMS LL 15 Appoid Street London EC2A 2HB United Kingdom for and on behalf of NORDEA BANK ABP in the presence of: ؛ )SIGNED by ) James Wickham Attorney-in-Fact)for and on behalf of ING BANK NV in the presence of: ٥١ΐ£Γ؛؛؛ Η */( MAR\\1 SVRrt WATSON FARLEY & WILLIAMS LLF 15 Appoid Street London EC2A 2HB )SIGNED by U/fited Kingdom) James Wickham Attorney-in-Factyl/f*v ) VtM )؛، va٢öi١f؟ for and on behalf of KBC BANK NV in the presence of: ) WATSON FARLEY & WILLIAMS 15 Appoid Street London EC2A 2B8 United Kingdom LLF' SIGNED by for and on behalf of STANDARD CHARTERED BANK in the presence of: EUROPE/72748554V412

MANDATED LEAD ARRANGERS James Wickham Attorney-in-Fact)SIGNED by ) mfor and on behalf of NORDEA BANK ABF, FILIAL I NORGE in the presence of: WATSON FASIEY & WILUAMS LUr، United Kingdom James Wickham Attorney-in-Fact)SIGNED by ) )for and on behalf of BNP PARIBAS FORTIS SA/NV in the presence of: WATSON FARLEY â WILLIAMS L Y (?UKTKM؟U؛H A ;i 5 Appold Street London EC2A 2HB United Kingdom James Wickham Attorney-in-Fact SIGNED by ) Té)for and on behalf of ING BANK, a branch of ING-DIBA AG in the presence of: ) A VK؛A؛WATSON FARLEY 0 WiLL d Street15؛ Appo London EG2A 2HS üniísd Kingdom ) iKAikY ÔUfLW“ SIGNED by do ؛ ( HMIW δ٧κΤ٥Υ for and on behalf of KBC BANK NV in the presence of: James Wickham Attôrney-in-Fact WATSON FARLEY & WILLIAMS LLF؛ 15 Appold Street London EG2A 2HB United Kingdom )SIGNED by for and on behalf of STANDARD CHARTERED BANK in the presence of: EUROPE/72748554V413

MANDATED LEAD ARRANGERS SIGNED by for and on behalf of NORDEA BANK ABP, FIUAL I NORGE in the presence of: SIGNED by for and on behalf of BNP PARIBAS FORTIS SA/NV in the presence of: SIGNED by for and on behalf of ING BANK, a branch of ING-DIBA AG in the presence of: SIGNED by for and on behalf of KBCBANKNV in the presence of: SIGNED by GAURAV MOOLWANEY for and on behalf of STANDARD CHARTERED BANK in the presence of: BARBARAOMONDI 13 EUROPE/72748554v4

BOOKRUNNER James Wickham Attorney-in-Fact)SIGNED by ) vm %À/*'for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: ٥ ٦ 5 Appold Street London EG2A 2HB Unitoci Kingdom CO-ORDINATOR James Wickham Attorney-in-Fact)SIGNED by ) kfc؟)for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: H ) LLFHiiKy farley & WILLIAIV ؟٧ 15 Appold Street London EC2A 2HB Unitoci Kingdom SUSTAINABILITY AGENT )SIGNED by James Wickham Attömey-in-Fact ) y()for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: Y BiJRW ؛؛؟،Vi A ) WATSON FARLEY & WILLIAi ١؛/ S LLP 15 Appold Street London EC2Ä 2HB Unitoci KingdomAGENT )SIGNED by ) James Wickham Attorney-in-Fact )for and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: U fU: ) HARRY) WATSON FARLEY & WILLIAMS ٤j¿ 15 Appold Street London EC2A 2HB Lhi-tGci KingdomSECURITY TRUSTEE SIGNED by d James Wickham Attorney-in-Factfor and on behalf of NORDEA BANK ABP, FILIAL I NORGE in the presence of: MAW Bt)f\TD^) WAiSQN FARLEYS، WILLIAMS LLP 15 Appold Street London EC2A 2H Un؛is-cl Kingdom EUROPE/72748554V414